SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2015

HFF, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-33280	51-0610340
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Oxford Centre

301 Grant Street, Suite 1100

Pittsburgh, Pennsylvania 15219

(Address of Principal Executive Offices, including Zip Code)

(412) 281-8714

(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company’s 2015 Annual Meeting of Stockholders was held on May 28, 2015 in Dallas, Texas, at which the following proposals were submitted to a vote of the Company’s stockholders:

•	The election of three Class III directors to the Company’s Board of Directors.

•	A non-binding advisory vote to approve the compensation of the Company’s named executive officers.

•	The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For more information about the foregoing proposals, see the Company’s proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 30, 2015, the relevant portions of which are incorporated herein by reference. Holders of the Company’s Class A common stock were entitled to one vote per share on all matters voted on by stockholders at the Annual Meeting. The voting results with respect to each matter voted upon are set forth below:

Board of Director Election Results

The stockholders elected each of the three nominees for Class III directors to a three-year term by a majority of the votes cast.

Class III Director Nominee:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Susan P. McGalla	29,892,375	627,052	0	4,763,728
Lenore M. Sullivan	29,892,375	627,052	0	4,763,728
Morgan K. O’Brien	30,118,767	400,660	0	4,763,728

Non-Binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The stockholders approved the compensation of the Company’s named executive officers. The results of the vote included 29,885,935 votes for, 358,434 votes against, 278,256 votes abstained and 4,760,530 broker non-votes.

Ratification of Ernst & Young LLP as Our Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The results of the voting included 34,799,528 votes for, 477,242 votes against, 6,385 votes abstained and zero broker non-votes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HFF, INC.

Dated: June 2, 2015	By:	/s/ Gregory R. Conley
Gregory R. Conley
Chief Financial Officer